UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

       Date of report (Date of earliest event reported):                            November 2, 2005

            HNI Corporation
(Exact Name of Registrant as Specified in Charter)

                       Iowa                                                        0-2648                                             42-0617510
         (State or Other Jurisdiction                                (Commission                                      (IRS Employer
               of Incorporation)                                          File Number)                                   Identification No.)

414 East Third Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

        Registrant's telephone number, including area code:                (563) 272-7400

                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
           (17 CFR 240.14d-2(b))

___     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
           (17 CFR 240.13e-4(c))

SECTION 1 - Registrant's Business and Operations

 Item 1.01            Entry into a Material Definitive Agreement.

On November 2, 2005, HNI Corporation (the "Corporation") entered into a Change In Control Employment Agreement (the "Agreement"), with each of the following corporate officers:  Jeffrey D. Lorenger, Vice President, General Counsel and Secretary; Donald T. Mead, Vice President, Member and Community Relations; and Timothy R. Summers, Vice President, Lean Enterprise (collectively, the "Executive").  Under the Agreement, a change in control occurs when a third person or entity becomes the beneficial owner of 20% or more of the Corporation's common stock, more than one-third of the Corporation's Board of Directors (the "Board") is composed of persons not recommended by at least three-fourths of the incumbent Board or upon the occurrence of certain business combinations involving the Corporation.  Upon a change in control, a two-year employment contract between the Corporation and the Executive becomes effective, and all of the Executive's benefits become vested under the Corporation's compensation plans.

In addition, the Executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs:  (i) employment is terminated by the Corporation for any reason other than cause or disability of the Executive; or (ii) employment is terminated by the Executive for good reason, as such terms are defined in the Agreement.  In such circumstances, the Executive is entitled to receive the Executive's annual salary through the date of termination, a bonus equal to the average of the Executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs and a severance payment equal to two times the sum of (i) the Executive's annual base salary and (ii) the average of the Executive's annual bonuses for the prior two years.  The Executive will also be entitled to a continuation of certain employee benefits for two years or longer if comparable benefits are not otherwise available to the Executive.  The Executive will be entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending the Executive's rights under the Agreement.

The Agreement is automatically renewed, on an annual basis, for a period of two years.  The Board may terminate the Agreement if the Board determines that the Executive is no longer a key executive; provided, however, that such a determination shall not be made, and if made shall have no effect, within two years after the occurrence of a change in control.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a form of which is filed as Exhibit 10 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	November 4, 2005	By	/s/ Jerald K. Dittmer
Jerald K. Dittmer Vice President and Chief Financial Officer